Voyager Reports Second Quarter 2026 Financial and Operating Results

- VY7523 clinical data and VY1706 clinical entry, both in Alzheimer’s, expected Q4 2026 -

- Ended Q2 2026 with cash position of $149 million, runway into 2028 -

LEXINGTON, Mass., August 6, 2026 -- Voyager Therapeutics, Inc. (Nasdaq: VYGR), a biotechnology company dedicated to leveraging genetics to treat neurological diseases, today reported second quarter 2026 financial and operating results.

“We view tau as a critical disease-modifying target in Alzheimer’s disease, and we believe recent third-party data validate this hypothesis,” said Alfred W. Sandrock, Jr., M.D., Ph.D., Chief Executive Officer of Voyager. “We continue to advance our two tau-targeted programs toward potential inflection points in clinical trials for Alzheimer’s disease before the end of the year, with the tau-targeted antibody VY7523 expected to generate tau PET imaging data and the tau-targeted gene therapy VY1706 expected to begin dosing.”

Second Quarter 2026 and Recent Highlights

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VY7523 (anti-tau antibody): Voyager expects tau positron emission tomography (PET) imaging efficacy data in Q4 2026 from the ongoing multiple ascending dose (MAD) clinical trial in participants with Alzheimer’s disease (AD).
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VY1706 (tau silencing gene therapy): The U.S. Food and Drug Administration (FDA) cleared Voyager’s Investigational New Drug (IND) application, enabling initiation of a clinical trial in adults with early AD in the United States. Dosing is expected to begin Q4 2026.
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In July, Health Canada cleared Voyager’s Clinical Trial Application (CTA), enabling the inclusion of Canadian clinical trial sites in the study.
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NBIB-‘223 (Friedreich’s ataxia gene therapy): Voyager’s partner Neurocrine Biosciences has stated that it intends to initiate a clinical trial with NBIB-‘223 in H2 2026, pending successful FDA IND clearance.
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Developing Topics poster at AAIC 2026: Voyager presented 6-month good laboratory practice (GLP) toxicology non-human primate (NHP) data showing VY1706 was well tolerated and resulted in sustained tau protein reduction by up to 75% in key AD brain regions following a single intravenous (IV) dose.
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Eight presentations at ASGCT 2026: Voyager’s presentations included a late-breaking oral presentation on 3-month GLP toxicology data for VY1706, an oral presentation on muscular and neuromuscular capsid variants, and multiple poster presentations.

Anticipated Upcoming Milestones

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Q4 2026: VY1706 expected to begin dosing in adults with early AD
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Q4 2026: VY7523 tau PET imaging data expected in MAD clinical trial in AD
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H2 2026: Neurocrine intends to initiate a clinical trial with NBIB-‘223 for Friedreich’s ataxia, pending successful FDA IND clearance
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Early 2027: Potential for initial acute safety data with VY1706, pending enrollment
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H2 2027: Potential for initial biomarker-based data for VY1706, pending enrollment

Financial Results

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Collaboration Revenues: Collaboration revenue was $3.2 million for the second quarter of 2026, compared to $5.2 million for the second quarter of 2025. The decrease was primarily attributable to lower revenue recognized under the Neurocrine collaboration agreement as activities transition beyond the research phase.
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Research and Development Expenses: Research and development expenses were $22.0 million for the second quarter of 2026, compared to $31.3 million for the second quarter of 2025. The decrease in R&D expenses was primarily due to program and platform prioritization.
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General and Administrative Expenses: General and administrative expenses were $7.5 million for the second quarter of 2026, compared to $10.5 million for the second quarter of 2025. The decrease was primarily attributable to restructuring actions undertaken in 2025.Net Loss: Net loss was $24.5 million for the second quarter of 2026, compared to $33.4 million for the second quarter of 2025.
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Cash and Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities as of June 30, 2026, were $148.8 million. Based on Voyager’s current operating plans, the company expects its cash, cash equivalents, and marketable securities, together with anticipated collaboration reimbursements and interest income, to be sufficient to fund planned operating expenses and capital expenditures into 2028.

About Voyager Therapeutics

Voyager Therapeutics, Inc. (Nasdaq: VYGR) is a biotechnology company dedicated to leveraging the power of human genetics to modify the course of – and ultimately cure – neurological diseases. Our pipeline includes programs for Alzheimer’s disease, Friedreich’s ataxia, Parkinson’s disease, amyotrophic lateral sclerosis (ALS), and multiple other diseases of the central nervous system. Many of our programs are derived from our TRACER™ AAV capsid discovery platform, which we have used to generate novel capsids and identify associated receptors to potentially enable high brain penetration with genetic medicines following intravenous dosing. Some of our programs are wholly owned, and some are advancing with partners including Alexion, AstraZeneca Rare Disease; Novartis Pharma AG; and Neurocrine Biosciences, Inc. For more information, visit http://www.voyagertherapeutics.com.

Voyager Therapeutics® is a registered trademark, and TRACER™ and Voyager NeuroShuttle™ are trademarks, of Voyager Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, without limitation, implied and express statements about Voyager’s belief and expectations regarding the development of its product candidates and advancement of its preclinical and clinical development programs, including Voyager’s advancement of the tau silencing gene therapy program in AD, VY1706, including the timing of clinical development milestones such as Voyager’s intentions to initiate and enroll clinical trials, clinical trial enrollment, dosing of adults with early AD in the fourth quarter of 2026, and timing of expected initial acute safety data in early 2027 and initial biomarker-based data in the second half of 2027; Voyager’s ability to advance its clinical-stage anti-tau antibody program in AD, VY7523, including timing of expected clinical tau PET imaging efficacy data and other clinical data in the fourth quarter of 2026; Voyager’s ability to advance gene therapy product candidates under the Novartis licenses and collaboration and Neurocrine collaboration, including the anticipated initiation of clinical trials by

Neurocrine for NBIB-‘223 in FA, pending successful IND clearance; the role of tau in the treatment of AD, including as a critical disease-modifying target; the potential for third-party clinical data to inform, derisk or validate the tau knockdown approach in AD; the therapeutic potential, safety, and pharmacological effect of Voyager’s current and future product candidates; Voyager’s anticipated financial results, including the anticipated receipt by Voyager of revenues or reimbursement payments from collaboration partners; Voyager’s cash runway, anticipated cost savings, including as a result of cost-cutting and efficiency initiatives, and its ability to execute across its pipeline and platforms; the mission, goals and value drivers for Voyager’s business; and the ability to generate sufficient cash resources to enable Voyager to continue its business and operations through multiple clinical inflection points. The use of words such as “may,” “will,” “might,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “view,” “potential,” “intend,” “seek,” “predict,” “estimate,” “project,” “target,” or “continue” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements are based on management’s current estimates and assumptions and are subject to a number of risks, uncertainties and important factors that may cause actual results to differ materially from any forward-looking statements in this press release. Factors include, among others, the risks and uncertainties inherent in the development of product candidates, including the timing, initiation, and conduct of preclinical studies and clinical trials, including potential delays in timing as a result of slower than expected site initiation, slower than expected enrollment, the need or decision to expand the trials or other changes, which may impact Voyager’s ability to meet its expected timelines and may increase its costs; the expectations and decisions of regulatory authorities; the availability of data from and outcomes of Voyager’s preclinical studies and clinical trials and those conducted by its partners and collaborators, including that success in earlier preclinical studies may not be repeated or observed in ongoing or future preclinical studies or clinical trials, ongoing and future clinical trials may not meet their primary or key secondary endpoints, which may substantially impair development, timing for expected data may be delayed, and Voyager may encounter adverse events that could negatively impact further development; Voyager’s ability to demonstrate that current or future product candidates are safe and effective for their proposed indications; the availability, commercial potential and success of Voyager’s wholly owned candidates; the availability of data from and the outcomes of third-party preclinical studies and clinical trials and the potential impact on Voyager’s development plans; the continued development of Voyager’s technology platforms, including Voyager’s TRACER and nonviral discovery platforms; Voyager’s scientific approach and program development progress and the restricted supply and increased costs of critical research components; the development by third parties of capsid identification platforms that may be competitive to Voyager’s TRACER capsid and nonviral discovery platform and programs; Voyager’s ability to create and protect intellectual property rights associated with the TRACER capsid and nonviral discovery platforms, the capsids and ligands identified by the platforms, and the development of clinical candidates and related data from Voyager’s pipeline programs; the willingness and ability of Voyager's collaboration partners to meet obligations under collaboration agreements with Voyager and their projections with respect to such programs; the need to align with its collaborators, which may hamper or delay its development efforts and timelines; the possibility or timing of Voyager’s receipt of program reimbursement, development or commercialization milestone payments, option exercise, and other payments under Voyager’s existing licensing or collaboration agreements; the success of programs controlled by third-party collaboration partners in which Voyager retains a financial interest, including that the anticipated benefits of these ongoing collaborations, including the receipt of payments or the successful development or commercialization of products and generation of revenue, may never be achieved at the levels or timing Voyager expect or at all; the adverse impact on Voyager’s business if any of its key collaborators fails to perform its obligations or terminates the collaboration; the ability of Voyager to negotiate and complete licensing or collaboration agreements with other parties on terms acceptable to Voyager and the third parties; additional funding may not be available on acceptable terms when needed, or at all, which could hamper Voyager’s development efforts; the ability to attract and retain talented directors, employees, and contractors and the resulting impact to Voyager’s business and ability to meet its goals and timelines; the sufficiency of Voyager’s cash resources to fund its operations and pursue its corporate objectives; any of the foregoing events could impair the drivers and value creation opportunities for Voyager’s business; and technical and other unexpected hurdles in the development, manufacture and supply of product candidates, may delay Voyager’s timing, change its plans, increase its costs, or otherwise negatively impact its business.

These risks and uncertainties are described in Voyager’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by its subsequent filings with the Securities and Exchange Commission. All information in the press release is as of the date of this press release, and any forward-looking statement speaks only as of the date on which it was made. Voyager undertakes no obligation to publicly update or revise this information or any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Company and Investors: Trista Morrison, NACD.DC, tmorrison@vygr.com

Media: Lisa Guiterman, voyagerpr@scientpr.com

Consolidated Balance Sheet

(in thousands)

(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Cash, cash equivalents and marketable securities	$148,814	$201,691
Accounts receivable, including related party collaboration receivable	3,154	1,912
Property and equipment, net	11,194	13,136
Operating lease right-of-use assets	25,905	28,478
Other assets	8,686	7,064
Total assets	$197,753	$252,281
Liabilities and stockholders’ equity
Deferred revenue	$244	$1,590
Operating lease liabilities	32,567	36,499
Other liabilities	10,565	18,111
Total liabilities	43,376	56,200
Total stockholders’ equity	154,377	196,081
Total liabilities and stockholders’ equity	$197,753	$252,281

Consolidated Statement of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Collaboration revenue	$3,165	$5,200	$5,758	$11,673
Operating expenses:
Research and development	22,041	31,330	46,643	62,856
General and administrative	7,516	10,495	15,777	20,135
Total operating expenses	29,557	41,825	62,420	82,991
Operating loss	(26,392)	(36,625)	(56,662)	(71,318)
Total other income	1,939	3,258	4,286	6,967
Loss before income taxes	(24,453)	(33,367)	(52,376)	(64,351)
Income tax provision	20	15	34	52
Net loss	$(24,473)	$(33,382)	$(52,410)	$(64,403)

Net loss per share, basic and diluted	$(0.40)	$(0.57)	$(0.87)	$(1.10)

Weighted-average common shares outstanding, basic and diluted	60,547,863	58,666,460	60,025,001	58,508,989

GAAP vs. Non-GAAP Financial Measures

Voyager’s financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent revenue and expenses as reported to the Securities and Exchange Commission. Voyager has provided in this release certain financial information that has not been prepared in accordance with GAAP, including net collaboration revenue and net research and development expenses, which exclude the impact of reimbursement by Neurocrine Biosciences (Neurocrine) and Novartis Pharma AG (Novartis) for expenses we incur in conducting preclinical development activities under our collaboration agreements. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such non-GAAP measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation. The non-GAAP measures give investors and financial analysts a better understanding of our net revenue and net research and development expenses without the pass-through impact of Neurocrine costs. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP collaboration revenue	$3,165	$5,200	$5,758	$11,673
Revenue recognized for reimbursed research and development services (Note 1)	3,014	2,390	4,413	4,018
Net collaboration revenue	$151	$2,810	$1,345	$7,655

GAAP total research and development expenses	$22,041	$31,330	$46,643	$62,856
Expenses incurred for reimbursed research and development services (Note 1)	3,014	2,390	4,413	4,018
Net research and development expenses	$19,027	$28,940	$42,230	$58,838

Note 1: Under the Company's existing collaboration agreements with Neurocrine and Novartis, Neurocrine and Novartis have agreed to be responsible for all costs the Company incurs in conducting preclinical development activities for certain collaboration programs, in accordance with joint steering committee agreed upon workplans and budgets. Reimbursable research and development services performed during the period are captured within collaboration revenue and research and development expenses in the Company's consolidated statements of operations. During the three and six months ended June 30, 2026, the Company incurred $3.0 million and $4.4 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses, respectively. During the three and six months ended June 30, 2025, the Company incurred $2.4 million and $4.0 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses, respectively.